Exhibit 99.2

For Immediate Release

ON ASSIGNMENT TO ACQUIRE APEX SYSTEMS

Transaction Creates the Second Largest IT Staffing Firm in the United States and Further Positions On Assignment in the Most Attractive and Fastest-Growing
Segments of the Professional Staffing Industry

Transaction is Expected to be Significantly Accretive to On Assignment EPS

CALABASAS, CA – March 20, 2012 – On Assignment, Inc. (NASDAQ: ASGN, “Company”) today announced that it has signed a definitive agreement to acquire Apex Systems Inc., a leading information technology staffing and services firm. The transaction will create one of the largest professional staffing firms and the 2nd largest IT staffing firm in the United States. The acquisition is expected to be significantly accretive to On Assignment’s earnings per share, on both a GAAP and cash EPS basis, in 2012 and beyond. On a pro forma basis, 2011 revenue of the combined entity was $1.3 billion.

Privately-held Apex Systems is the 6th largest and one of the fastest growing IT staffing firms in the United States. In 2011, Apex Systems had approximately $700 million in revenue and adjusted EBITDA of approximately $65 million. Apex Systems has achieved a compound annual revenue growth rate (CAGR) of 30.4% since 2000 and expects to achieve double-digit top-line growth in 2012.

“Apex Systems becoming part of On Assignment further positions us in the most attractive and fastest-growing segments of the staffing industry,” said Peter T. Dameris, president and chief executive officer of On Assignment, Inc. “Apex Systems’ IT staffing services are complementary to those offered by our existing technology division, Oxford Global Resources. Because the offerings do not compete, the acquisition will create value for our clients, shareholders and employees by expanding our presence in the IT staffing market. The transaction also achieves On Assignment’s five-year strategic plan to reach $1 billion in annual revenue three years ahead of schedule.

“Apex Systems has an impressive track record of consistent revenue growth and strong margins. The company’s numerous achievements and accolades are a direct result of its talented leadership team, dedicated employees and their ability to set aggressive goals and execute accordingly,” Dameris added. “This transaction did not take place overnight. It is the result of years of discussions and analysis to ensure it came together in the right way, at the right time and was the right fit. As a result, integrating Apex Systems with On Assignment should be a seamless process and will permit our companies to remain focused on serving our clients and growing our business.”

Acquisition Creates a More Diversified and Faster Growing Staffing Firm

The acquisition uniquely positions On Assignment to provide a broader spectrum of IT staffing offerings, from mission critical daily IT services to high-end specialty projects.

“We are thrilled to join forces with On Assignment. As one of the largest and most respected professional staffing firms in North America, On Assignment’s success is a testament to its strategic vision, disciplined management, consistent growth and operating profitability,” said Win Sheridan, co-founder and co-CEO of Apex Systems.

“We believe the transaction will open the door to new opportunities for our employees as they join a combined platform with greater public visibility, increased financial firepower and the ability to offer an even broader array of services for our clients. Furthermore, the absence of sales channel conflict enables us to continue to focus on aggressively driving top-line growth. We want to thank our employees whose hard work and dedication have allowed us to become one of the most recognized and trusted IT staffing firms in the market,” said Jeff Veatch, co- founder and co-CEO of Apex Systems.

Apex Systems will continue to operate substantially as it has in the past. The company’s three co-founders will continue to focus on Apex Systems’ strategy and its high-performance culture as they have done for the last three years, and will also have representation on the On Assignment board of directors. Rand Blazer and Ted Hanson, Apex Systems’ chief operating officer and chief financial officer, respectively, and the rest of the senior management team will remain in place and continue to oversee the day-to-day operations of the business.

“This transaction is expected to be immediately accretive to earnings per share (without any synergy savings) and generate strong cash flow,” Dameris said. “We look forward to working closely with the talented team at Apex Systems to take advantage of the many growth opportunities this transaction will bring.”

Transaction Details

Under the terms of the definitive agreement, On Assignment will acquire all of Apex Systems’ equity and retire all of its debt, for a total of $600 million. The purchase price is comprised of $383 million in cash, and newly-issued stock valued at $217 million. The transaction is expected to be accretive on both a pro forma GAAP and cash EPS basis in 2012 and beyond, excluding transaction-related costs.

In connection with the execution of the definitive agreement, On Assignment obtained a commitment for a new $540 million senior secured credit facility from Wells Fargo Bank, N.A., Bank of America Merrill Lynch and Deutsche Bank Trust Company Americas. The credit facility provides for a $50 million revolving credit facility and $490 million term loan. The proceeds of the term loan will be used to finance the cash portion of the purchase price, to repay existing indebtedness of On Assignment and Apex Systems and to pay fees and expenses in connection with the transaction.

Upon closing of the transaction, funded debt of the combined company will total approximately 3.75x estimated pro forma adjusted EBITDA (as defined below) for the twelve months ended March 31, 2012. On Assignment will benefit from having the acquisition treated as an asset sale under section 338(h)(10) of the IRS code. The election is expected to result in an estimated $14 million of annual cash tax saving over the next 15 years. On Assignment expects its increased scale, along with strong revenue and free cash flow generation, to result in rapid deleveraging, creating further equity value. In connection with the acquisition, On Assignment intends to make grants of restricted stock units covering the Company’s common stock to certain employees of Apex Systems as employment inducement awards pursuant to the NASDAQ rules.

The acquisition, which was approved by the Boards of Directors of both companies, remains subject to approval by On Assignment’s shareholders, required regulatory approvals as well as other customary closing conditions. The transaction is expected to close in May 2012.

Legal and Financial Advisors

On Assignment retained Latham & Watkins LLP as legal counsel and Moelis & Company as exclusive financial advisor. Apex Systems retained Troutman Sanders LLP as legal counsel and Wells Fargo Securities as exclusive financial advisor.

Financial Estimates for the Second Half of 2012

Taking the transaction into account as well as the Company’s normal seasonal operating patterns, the Company’s financial estimates for the second half of 2012 are as follows:

•	Revenues of $775 million to $805 million
•	Gross margin of approximately 30% to 31%
•	SG&A of approximately $167 million to $178 million1
•	Adjusted EBITDA as a percentage of revenue of 10% to 11%1 2
•	Tax rate of 41% to 41.5%
•	GAAP earnings per share of $0.50 to $0.601
•	Cash earnings per share of $0.77 to $0.881 2 3
•	Fully diluted shares outstanding of 54,385,000

_______________________

1 Excludes transaction-related costs and write-offs of deferred financing expenses

2 Excludes stock-based compensation expense

3 Excludes amortization of intangibles and includes all tax benefits from section 338(h)(10) election

Conference Call and Webcast

On Assignment will host a conference call with analysts and shareholders on March 20 at 5:00 p.m. Eastern time. To view the accompanying slides, please visit the Investor Relations section of www.onassignment.com. To listen via telephone, the dial-in number is 877-805-4089 or 281-913-8521 and the conference ID number is 64210302. Information to access a replay of the conference call can be found on the website.

About On Assignment
On Assignment, Inc. (NASDAQ: ASGN), is a leading global provider of highly skilled, hard-to-find professionals in the growing technology, healthcare, and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for their quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.
On Assignment was founded in 1985 and went public in 1992. The corporate headquarters are located in Calabasas, California, with a network of approximately 88 branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. Additionally, physician placements are made in Australia and New Zealand. To learn more, visit www.onassignment.com.

About Apex Systems, Inc.
Apex Systems, Inc. is a leading IT Staffing and Services firm whose main goal is to connect their clients with experts and skilled professionals who work in Information Technology. Apex Systems specializes in contract, temp-to-perm and direct placements and offers a variety of other services, including RPO, Statements of Work (SOW) and specialty skill sourcing. Apex Systems was founded in 1995, currently operates in 49 locations across the U.S., and is headquartered in Richmond, VA.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. Such measures are also used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is Adjusted EBITDA, which we define as earnings before interest, taxes, depreciation, and amortization plus stock-based compensation expense, impairment charges and transaction-related costs. Another non-GAAP financial measure presented is cash EPS, which we define as net income plus transaction-related costs, write-off of deferred financing expenses, equity-based compensation expense and amortization of intangibles, divided by outstanding shares. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.

Additional Information and Where to Find It
In connection with the transaction, On Assignment will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, ON ASSIGNMENT’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. On Assignment’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. On Assignment’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to On Assignment, Inc., Attn: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301, telephone: (818) 878-3136, or from the investor relations section of the company’s website, http://www.onassignment.com.

On Assignment, Apex Systems and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding On Assignment’s directors and executive officers is available in On Assignment’s notice of annual meeting and proxy statement for its most recent annual meeting and On Assignment’s Annual Report on Form 10-K for the year ended December 31, 2011, which were filed with the SEC on April 27, 2011 and March 14, 2012, respectively. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2012. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the financial estimates set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 14, 2012. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

For More Information Contact

Media inquiries:

Mickey Mandelbaum
Maya Pogoda
(310) 785-0810
mickey@muirfieldpartners.com
maya@muirfieldpartners.com

Investor inquiries:

Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900
jim.brill@onassignment.com